KPMG
8th Floor
Prince's Building
10 Chater Road
Central, Hong Kong
P O Box 50
General Post Office
Hong Kong

毕马威
会计师事务所
香港中环遮打道10号
太子大厦8楼
香港邮政总局
信箱50号

Telephone 电话 +852 2522 6022
Fax 传真 +852 2845 2588
Internet 网址 www.kpmg.com/cn

May 5, 2011

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously engaged as principal accountants to audit the consolidated financial statements of ShengdaTech, Inc. (the "Company") as of and for the year ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010. On April 29, 2011, we resigned. We have read the Company's statements included under Item 4.01 and 4.02 of its Form 8-K dated May 5, 2011, and we agree with such statements, except that we are not in a position to agree or disagree with:

1. The statement in the third paragraph of Item 4.01 that the Company will authorize KPMG to respond fully to inquiries of the successor accountant, when hired, concerning the foregoing events;
2. The statement in the second paragraph of Item 4.02 that the Company will authorize KPMG to respond fully to inquiries of the successor accountant, when hired, concerning the foregoing.

Very truly yours,

KPMG

Hong Kong, China